Exhibit 99.1

PEMSTAR INC.
3535 Technology Drive N.W.
Rochester, MN 55901

Special Meeting of Shareholders
December 20, 2006
10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Special Meeting of Shareholders and a proxy statement/prospectus dated November 20, 2006, revoking all prior proxies, hereby appoints Allen J. Berning and Bruce J. Borgerding, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Pemstar Inc. (the “Company”) to be held on December 20, 2006, at 10:00 a.m. Central Time, and at all adjournments thereof, as specified on the reverse side on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the named proxies on all other matters.

The board of directors recommends a vote “FOR” Proposal 1 listed on the reverse side of this card. The board of directors knows of no other matters that are to be presented at the meeting.

(continued and to be dated and signed on the other side)

PEMSTAR INC. 3535 TECHNOLOGY DRIVE N.W. ROCHESTER, MN 55901

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Pemstar Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pemstar Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PEMSA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEMSTAR INC.
Vote on Proposal		For	Against	Abstain

1.

TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 16, 2006, AMONG BENCHMARK ELECTRONICS, INC., AUTOBAHN ACQUISITION CORP. AND PEMSTAR INC., AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

		☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date